Exhibit 10.1

                                 AMENDMENT NO. 2
                                       to
           CONVERTIBLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT
                                     between
                       Atlantic Technology Ventures, Inc.
                                       and
                         the Investors Signatory Hereto


          THIS AMENDMENT NO. 2 TO CONVERTIBLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT is entered into effective as of January 9, 2001 (the "Amendment"), between the Investors signatory hereto (each an "Investor" and together the "Investors"), and Atlantic Technology Ventures, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

          WHEREAS, the parties entered into that certain Convertible Preferred Stock and Warrants Purchase Agreement dated September 28, 2000, as amended on October 31, 2000 (the "Purchase Agreement"), and desire to amend certain terms of the Purchase Agreement as provided herein;

          WHEREAS, the parties entered into that certain Stock Repurchase Agreement dated December 4, 2000 (the "Repurchase Agreement"), which provided for, among other things, an option in favor of the Company to repurchase the remaining shares of Series B Preferred Stock held by the Investors, which option was extended by letter agreement dated December 28, 2000 (the "Repurchase Option");

          WHEREAS, the parties desire to terminate the Repurchase Option as provided herein;

         NOW, THEREFORE, in consideration of the mutual promises herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

         The Purchase Agreement and Repurchase Agreement shall be amended as follows:

         1. Defined Terms. Terms that are used herein with initial capital letters and are not otherwise defined herein will have the meanings given to them in the Purchase Agreement. The definitions of the following terms contained in Article I of the Purchase Agreement are hereby amended and restated in their entirety as follows:

          "Initial Warrants" shall mean the Warrants issued on the Initial Closing Date, as amended to reset the exercise price to equal the lower of (a) $1.00 or (b) 110% of the closing bid price of the Common Stock on the last trading date immediately preceding the 180th day following the date hereof.

                  The definition of "Repurchase Event" shall be amended by deleting item (8) thereof in its entirety and replacing it with the notation: "[Intentionally Deleted]" and by adding the following four additional events, each of which shall individually constitute a Repurchase Event:

                  (10) The Company fails to sign a binding definitive agreement with Bausch & Lomb on or before January 31, 2001, providing for the Company's receipt of $3,000,000 of cash proceeds from Bausch & Lomb on or before March 7, 2001;

                  (11) The Company fails to receive $3,000,000 of cash proceeds from Bausch & Lomb on or before March 7, 2001;

                  (12) The average closing bid price of the Company's common stock for the ten (10) trading days preceding January 31, 2001 does not exceed $1.00 per share;

                  (13) The average closing bid price of the Company's common stock for the ten (10) trading days preceding March 7, 2001 does not exceed $1.00 per share;

                  (14) The Company's common stock ceases to be listed on either the Nasdaq National Market or the Nasdaq SmallCap Market.

         "Warrants" shall mean the Warrants substantially in the form of Exhibit B to be issued to the Investors hereunder, as amended to reset the exercise price to equal the lower of (a) $1.00 or (b) 110% of the closing bid price of the Common Stock on the last trading date immediately preceding the 180th day following the date hereof.

          2. Repurchase Amount. Section 2.4 of the Purchase Agreement is hereby amended to add the following sentence at the end of Section 2.4:

                  "The Repurchase Amount for any repurchase of shares effected hereunder shall include the amount of any accrued but unpaid dividends with respect to those shares."

          3. Removal of Shareholder Approval Requirement. The provisions of
Section 6.13 of the Purchase Agreement are hereby deleted in their entirety and replaced with the following notation: "[Intentionally Deleted]".

          4. Warrant Repricing. The Company hereby agrees and acknowledges that the exercise price of the Initial Warrants is hereby amended to equal the lower of (a) $1.00 or (b) 110% of the closing bid price of the Common Stock on the last trading date immediately preceding the 180th day following the date hereof. The Company agrees that it will take such actions as may be reasonably requested by the Investors to evidence or give effect to this repricing.

          5. Termination of Repurchase Option. Effective immediately upon execution of this Amendment, the Repurchase Option shall terminate.

          6. Amendment to Series B Certificate of Designation. Simultaneous with the execution of this Amendment, the Company shall execute and file with the Delaware Department of State an Amended Series B Certificate of Designation in substantially the form attached hereto as Exhibit A.

          7. Amendment to the Registration Rights Agreement to Remove Certain Penalties. Simultaneous with the execution of this Amendment, the parties shall enter into an amendment to the Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

          8. New Warrants. The Company agrees to issue to the Investors effective on the date hereof additional warrants to purchase an aggregate of 20,000 shares of the Company's Common Stock at an exercise equal the lower of
(a) $1.00 or (b) 110% of the closing bid price of the Common Stock on the last trading date immediately preceding the 180th day following the date hereof. The shares issuable upon exercise of the new warrants shall have all of the rights as set forth in the Registration Rights Agreement dated September 28, 2000 between the Company and the Investors, except for the mandatory registration rights set forth in Section 2.a of that agreement.

          9. Company Representations. The Company represents and warrants to the Investors that it has all requisite corporate power and corporate authority to enter into and perform its obligations under this Amendment and the transactions contemplated hereby, including without limitation the repricing of the Warrants. Subject to the continued accuracy of the Investors' representations in Article III of the Purchase Agreement, the issuance and sale of the Warrants, as amended hereby, will not require registration under the Securities Act and/or any applicable state securities laws. When issued and paid for in accordance with the Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable.

         Except as specifically amended or modified by this Amendment, the terms and conditions of the Purchase Agreement shall remain in effect in every particular as set forth in the Purchase Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Convertible Preferred Stock and Warrants Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                                        Atlantic Technology Ventures, Inc.


                                        By:  /s/ Frederic P. Zotos
                                              -----------------------------
                                        Name:  Frederic P. Zotos
                                              -----------------------------
                                        Title: President
                                              -----------------------------

Address: 175 Bloor Street East           Investor: BH Capital Investments, L.P.
South Tower, 7th Floor                   By: HB and Co., Inc., its General
Toronto, Ontario, Canada M4W 3R8             Partner
Fax: 416-929-5314                        By:  /s/ Henry Brachfeld
                                              -----------------------------
                                         Name: Henry Brachfeld, President

Address: 33 Prince Arthur Avenue         Investor: Excalibur Limited Partnership
Toronto, Ontario, Canada M5R I B2        By: Excalibur Capital Management, Inc.
Fax: 416-964-8868

                                         By:  /s/ William Hechter
                                              -----------------------------
                                         Name: William Hechter, President